                                                                    EXHIBIT 99.1

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 11K

                   ANNUAL REPORT PURSUANT TO SECTION 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                    For the fiscal year ended June 30, 1997

     A. Full title of plan and the address of the plan, if different from that of the issuer:

   STANDARD PRODUCTS COMPANY INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN

     B. Name of issuer of securities held pursuant to the plan and the address of its principal executive office:

                         THE STANDARD PRODUCTS COMPANY
                2401 SOUTH GULLEY ROAD, DEARBORN, MICHIGAN 48124


                              REQUIRED INFORMATION

        Financial Statements:

        Report of Independent Public Accountants

        Statement of Net Assets Available for Plan Benefits
        --As of June 30, 1997
        --As of June 30, 1996

        Statement of Changes in Net Assets Available for Plan Benefits for the Year Ended June 30, 1997

        Notes to Financial Statements

        I   - Schedule of Assets Held for Investment Purposes as of June 30,
        1997

        II  - Schedule of Reportable Transactions for the Year Ended June 30,
        1997

        III - Schedule of Non-Exempt Transactions for the Year Ended June 30,
        1997

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the Standard Products Individual Retirement and Investment Trust Plan Committee, as administrator of the Standard Products Individual Retirement and Investment Trust Plan, have duly caused this annual report to be signed by the undersigned thereunto duly authorized.



                                        Standard Products Individual
                                        Retirement and Investment Trust Plan




Date:  December 22, 1997                By: /s/ Bernard J. Theisen
                                           ----------------------------
                                              Committee Member

                               STANDARD PRODUCTS

                INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN


                         INDEX TO FINANCIAL STATEMENTS





Report of Independent Public Accountants

Financial Statements-

     Statement of Net Assets Available for Plan Benefits as of June 30, 1997

     Statement of Net Assets Available for Plan Benefits as of June 30, 1996

     Statement of Changes in Net Assets Available for Plan Benefits for the
       Year Ended June 30, 1997

Notes to Financial Statements

Schedule I - Item 27a - Schedule of Assets Held for Investment Purposes as of June 30, 1997

Schedule II - Item 27d - Schedule of Reportable Transactions for the Year Ended June 30, 1997

Schedule III - Item 27e - Schedule of Non-Exempt Transactions for the Year Ended June 30, 1997

                    Report of Independent Public Accountants




To The Standard Products Company:

We have audited the accompanying statements of net assets available for plan benefits of the STANDARD PRODUCTS INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN (the Plan) as of June 30, 1997 and 1996, and the related statement of changes in net assets available for plan benefits for the year ended June 30, 1997. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of June 30, 1997 and June 30, 1996, and the changes in net assets available for plan benefits for the year ended June 30, 1997 in conformity with general accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes, reportable transactions, and non-exempt transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                /s/ Arthur Andersen LLP




Detroit, Michigan
  December 8, 1997.

                               STANDARD PRODUCTS

                INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN


              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS


                              AS OF JUNE 30, 1997






                                                                     Participant Directed
                                 --------------------------------------------------------------------------------------------
                                   Common                             Fixed     Short             Investment
                                   Stock       Equity      Index      Income     Term  Balanced    Contract      Participant
                                    Fund        Fund       Fund        Fund      Fund     Fund        Fund          Loans
                                    ----        ----       ----        ----      ----     ----        ----          -----
INVESTMENTS, at fair value
(Note 2):
  The Standard Products Company
    Common Share Fund            $6,187,641  $         -  $        -  $    -  $        -  $        -  $        -  $         -
  The Standard Products
    Company PAYSOP Fund                   -            -           -       -           -           -           -            -
  Vanguard Windsor II                     -   11,770,694           -       -           -           -           -            -
  Vanguard Fixed Rate GIC Fund            -            -           -       -           -           -           -            -
  Vanguard Index Trust-500
    Portfolio                             -            -   1,167,337       -           -           -           -            -
  Vanguard Money Market
    Reserves-Prime Portfolio              -            -           -       -   3,542,502           -           -            -
  Vanguard STAR Fund                      -            -           -       -           -   7,204,072           -            -
  Vanguard Retirement Savings
    Trust                                 -            -           -       -           -           -   4,233,875            -
  Participant Notes Receivable            -            -           -       -           -           -           -    1,641,376
                                 ----------  -----------  ----------  ------  ----------  ----------  ----------  -----------
          Total investments       6,187,641   11,770,694   1,167,337       -   3,542,502   7,204,072   4,233,875    1,641,376
                                 ----------  -----------  ----------  ------  ----------  ----------  ----------  -----------
RECEIVABLES
  Employer's contributions                -            -           -       -           -           -           -            -
  Employees' contributions           44,770      140,734      26,156       -      45,600      75,209      62,771            -
  Interest and dividends             37,205            -           -       -           -           -           -            -
  Loan repayments                     5,512       14,559       2,021       -       4,204       8,243       7,634            -
                                 ----------  -----------  ----------  ------  ----------  ----------  ----------  -----------
          Total receivables          87,487      155,293      28,177       -      49,804      83,452      70,405            -
                                 ----------  -----------  ----------  ------  ----------  ----------  ----------  -----------
NET ASSETS AVAILABLE
  FOR PLAN BENEFITS              $6,275,128  $11,925,987  $1,195,514  $    -  $3,592,306  $7,287,524  $4,304,280  $ 1,641,376
                                 ==========  ===========  ==========  ======  ==========  ==========  ==========  ===========

    The accompanying notes are an integral part of the financial statements.




                                                                  Non-Participant Directed
                                     ---------------------------------------------------------------------------
                                     Common                                   Short                 Investment
                                      Stock     PAYSOP    Equity    Index      Term     Balanced     Contract
                                      Fund      Fund      Fund       Fund      Fund       Fund        Fund       Total
                                      ----      ----      ----       ----      ----       ----        ----       -----
INVESTMENTS, at fair value
(Note 2):
  The Standard Products Company
    Common Share Fund              $ 9,906,628  $      -  $      -  $    -  $        -  $      -  $        -  $16,094,269
  The Standard Products
    Company PAYSOP Fund                      -   345,288         -       -           -         -           -      345,288
  Vanguard Windsor II                        -         -    24,254       -           -         -           -   11,794,948
  Vanguard Fixed Rate GIC Fund               -         -         -       -           -         -           -            -
  Vanguard Index Trust-500
    Portfolio                                -         -         -   2,021           -         -           -    1,169,358
  Vanguard Money Market
    Reserves-Prime Portfolio                 -         -         -       -   1,354,669         -           -    4,897,171
  Vanguard STAR Fund                         -         -         -       -           -    11,892           -    7,215,964
  Vanguard Retirement Savings
    Trust                                    -         -         -       -           -         -       5,651    4,239,526
  Participant Notes Receivable               -         -         -       -           -         -           -    1,641,376
                                   -----------  --------  --------  ------  ----------  --------  ----------  -----------
          Total investments          9,906,628   345,288    24,254   2,021   1,354,669    11,892       5,651   47,397,900
                                   -----------  --------  --------  ------  ----------  --------  ----------  -----------
RECEIVABLES
  Employer's contributions             137,019         -         -       -     258,774         -           -      395,793
  Employees' contributions                   -         -         -       -           -         -           -      395,240
  Interest and dividends                63,578     2,338         -       -           -         -           -      103,121
  Loan repayments                            -         -         -       -           -         -           -       42,173
                                   -----------  --------  --------  ------  ----------  --------  ----------  -----------
          Total receivables            200,597     2,338         -       -     258,774         -           -      936,327
                                   -----------  --------  --------  ------  ----------  --------  ----------  -----------
NET ASSETS AVAILABLE
FOR PLAN BENEFITS                  $10,107,225  $347,626  $ 24,254  $2,021  $1,613,443  $ 11,892  $    5,651  $48,334,227
                                   ===========  ========  ========  ======  ==========  ========  ==========  ===========

    The accompanying notes are an integral part of the financial statements.

                               STANDARD PRODUCTS

                INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN


              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS


                              AS OF JUNE 30, 1996









                                                                    Participant Directed
                                 ------------------------------------------------------------------------------------------
                                   Common                         Fixed        Short                 Investment
                                   Stock     Equity      Index    Income       Term        Balanced   Contract   Participant
                                    Fund     Fund        Fund      Fund        Fund          Fund      Fund        Loans
                                 ----------  ----        -----  ----------  ----------       ----      ----        -----
INVESTMENTS, at fair value
(Note 2):
  The Standard Products Company
    Common Share Fund            $6,054,204  $        -  $   -  $        -  $        -  $        -  $        -  $         -
  The Standard Products
    Company PAYSOP Fund                   -           -      -           -           -           -           -            -
  Vanguard Windsor II                     -   8,885,179      -           -           -           -           -            -
  Vanguard Fixed Rate GIC Fund            -           -          1,735,457           -           -           -            -
  Vanguard Money Market
    Reserves-Prime Portfolio              -           -      -           -   3,602,026           -           -            -
  Vanguard STAR Fund                      -           -      -           -           -   5,862,776           -            -
  Vanguard Index Trust-500
    Portfolio                             -                  -           -           -           -           -            -
  Vanguard Investment Contract
    Trust                                 -           -      -           -           -           -   2,474,297            -
  Participant Notes Receivable            -           -      -           -           -           -           -            -
                                 ----------  ----------  -----  ----------  ----------  ----------  ----------  -----------
          Total investments       6,054,204   8,885,179      -   1,735,457   3,602,026   5,862,776   2,474,297            -
                                 ----------  ----------  -----  ----------  ----------  ----------  ----------  -----------
RECEIVABLES
  Employer's contributions                -           -      -           -           -           -           -            -
  Employees' contributions           50,034     109,225      -           -      46,082      67,750      65,193            -
  Interest and dividends             43,885           -      -           -           -           -           -            -
                                 ----------  ----------  -----  ----------  ----------  ----------  ----------  -----------
          Total receivables          93,919     109,225      -           -      46,082      67,750      65,193            -
                                 ----------  ----------  -----  ----------  ----------  ----------  ----------  -----------
NET ASSETS AVAILABLE
FOR PLAN BENEFITS                $6,148,123  $8,994,404  $   -  $1,735,457  $3,648,108  $5,930,526  $2,539,490  $         -
                                 ==========  ==========  =====  ==========  ==========  ==========  ==========  ===========




                                                                 Non-Participant Directed
                                   ----------------------------------------------------------------------------
                                     Common                                  Short                 Investment
                                     Stock     PAYSOP    Equity    Index      Term      Balanced    Contract
                                      Fund     Fund      Fund       Fund      Fund       Fund        Fund        Total
                                      ----     ----      ----       ----      ----       ----        ----        -----
INVESTMENTS, at fair value
(Note 2):
  The Standard Products Company
    Common Share Fund              $8,166,128  $      -  $      -  $    -  $        -  $      -  $        -  $14,220,332
  The Standard Products
    Company PAYSOP Fund                     -   345,958         -       -           -         -           -      345,958
  Vanguard Windsor II                       -         -         -       -           -         -           -    8,885,179
  Vanguard Fixed Rate GIC Fund              -         -         -       -           -         -           -    1,735,457
  Vanguard Money Market
    Reserves-Prime Portfolio                -         -         -       -   1,174,256                     -    4,776,282
  Vanguard STAR Fund                        -         -         -       -           -         -           -    5,862,776
  Vanguard Index Trust-500
    Portfolio                               -         -         -       -           -         -           -            -
  Vanguard Investment Contract
    Trust                                   -         -         -       -           -         -           -    2,474,297
  Participant Notes Receivable              -         -         -       -           -         -           -            -
                                   ----------  --------  --------  ------  ----------  --------  ----------  -----------
          Total investments         8,166,128   345,958         -       -   1,174,256         -           -   38,300,281
                                   ----------  --------  --------  ------  ----------  --------  ----------  -----------
RECEIVABLES
  Employer's contributions            130,326         -     3,500       -     264,685     2,047       1,364      401,922
  Employees' contributions                  -         -         -       -           -         -           -      338,284
  Interest and dividends               59,360     2,533         -       -           -         -           -      105,778
                                   ----------  --------  --------  ------  ----------  --------  ----------  -----------
          Total receivables           189,686     2,533     3,500       -     264,685     2,047       1,364      845,984
                                   ----------  --------  --------  ------  ----------  --------  ----------  -----------
NET ASSETS AVAILABLE
FOR PLAN BENEFITS                  $8,355,814  $348,491  $  3,500  $    -  $1,438,941  $  2,047  $    1,364  $39,146,265
                                   ==========  ========  ========  ======  ==========  ========  ==========  ===========


    The accompanying notes are an integral part of the financial statements.

                               STANDARD PRODUCTS

                INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN


         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        FOR THE YEAR ENDED JUNE 30, 1997






                                                                   Participant Directed
                                  --------------------------------------------------------------------------------------------------
                                    Common                                Fixed        Short                 Investment
                                    Stock        Equity        Index      Income        Term     Balanced     Contract   Participant
                                     Fund        Fund           Fund       Fund         Fund       Fund         Fund        Loans
                                     ----        ----           ----       ----         ----       ----         ----        -----
ADDITIONS:
  Contributions-
    Employer's                    $        -  $         -  $        -  $         -  $        -  $        -    $        -  $        -
    Employees'                       658,824    1,612,524     174,292            -     546,104     927,350       723,587           -
                                  ----------  -----------  ----------  -----------  ----------  ----------    ----------  ----------
          Total contributions        658,824    1,612,524     174,292            -     546,104     927,350       723,587           -
                                  ----------  -----------  ----------  -----------  ----------  ----------    ----------  ----------
  Net unrealized appreciation
    in fair value of investments     453,305    1,917,480     127,603            -           -     612,645             -           -
  Realized gains                      92,509      164,170      12,064            -           -      44,138             -           -
  Interest and dividends             159,102      717,000      11,834       17,331     181,740     608,970       227,462      12,420
  Employee rollovers                  38,927      314,514     158,993            -      56,122     174,318        48,278           -
                                  ----------  -----------  ----------  -----------  ----------  ----------    ----------  ----------
          Total additions          1,402,667    4,725,688     484,786       17,331     783,966   2,367,421       999,327      12,420
                                  ----------  -----------  ----------  -----------  ----------  ----------    ----------  ----------
DEDUCTIONS:
  Benefit payments                   700,887    1,077,509       5,288       30,623     423,565     676,092       564,589      26,606
  Administrative Expenses              8,902       19,513         836        1,563       8,454      12,514        10,657           -
                                  ----------  -----------  ----------  -----------  ----------  ----------    ----------  ----------
          Total deductions           709,789    1,097,022       6,124       32,186     432,019     688,606       575,246      26,606
                                  ----------  -----------  ----------  -----------  ----------  ----------    ----------  ----------
INTERFUND TRANSFERS                 (565,873)    (697,083)     716,852  (1,720,602)   (407,749)   (321,817)    1,340,709   1,655,562
NET INCREASE                         127,005    2,931,583   1,195,514   (1,735,457)    (55,802)  1,356,998     1,764,790   1,641,376
NET ASSETS AT BEGINNING OF YEAR    6,148,123    8,994,404           -    1,735,457   3,648,108   5,930,526     2,539,490           -
                                  ----------  -----------  ----------  -----------  ----------  ----------    ----------  ----------
NET ASSETS AT END OF YEAR         $6,275,128  $11,925,987  $1,195,514  $         -  $3,592,306  $7,287,524    $4,304,280  $1,641,376
                                  ==========  ===========  ==========  ===========  ==========  ==========    ==========  ==========





                                                                  Non-Participant Directed
                                       ------------------------------------------------------------------------------------
                                           Common                                   Short               Investment
                                           Stock     PAYSOP    Equity    Index      Term     Balanced   Contract
                                           Fund      Fund      Fund       Fund      Fund       Fund       Fund     Total
                                           ----      ----      ----       ----      ----       ----       ----     -----
ADDITIONS:
  Contributions-
    Employer's                         $ 1,661,345  $      -  $ 18,557  $1,746  $  263,172  $  9,574  $  4,580  $ 1,958,974
    Employees'                                   -         -         -       -           -         -         -    4,642,681
                                       -----------  --------  --------  ------  ----------  --------  --------  -----------
          Total contributions            1,661,345         -    18,557   1,746     263,172    $9,574     4,580    6,601,655
                                       -----------  --------  --------  ------  ----------  --------  --------  -----------
  Net unrealized appreciation
    in fair value of investments           742,912    27,148     2,622     315           -       556         -    3,884,586
  Realized gains                            11,435     1,854       104       -           -         -         -      326,274
  Interest and dividends                   236,485     9,629     1,089      28      69,594       757       204    2,253,645
  Employee rollovers                             -         -         -       -           -         -         -      791,152
                                       -----------  --------  --------  ------  ----------  --------  --------  -----------
          Total additions                2,652,177    38,631    22,372   2,089     332,766    10,887     4,784   13,857,312
                                       -----------  --------  --------  ------  ----------  --------  --------  -----------
DEDUCTIONS:
  Benefit payments                         871,122    37,888       908      56      94,319       468       189    4,510,109
  Administrative Expenses                   29,644     1,608       716      64      63,940       522       308      159,241
                                       -----------  --------  --------  ------  ----------  --------  --------  -----------
          Total deductions                 900,766    39,496     1,624     120     158,259       990       497    4,669,350
                                       -----------  --------  --------  ------  ----------  --------  --------  -----------
INTERFUND TRANSFERS                              -         -         6      52         (5)      (52)         -            -

NET INCREASE                             1,751,411     (865)    20,754   2,021     174,502     9,845     4,287    9,187,962

NET ASSETS AT BEGINNING OF YEAR          8,355,814   348,491     3,500       -   1,438,941     2,047     1,364   39,146,265
                                       -----------  --------  --------  ------  ----------  --------  --------  -----------
NET ASSETS AT END OF YEAR              $10,107,225  $347,626  $ 24,254  $2,021  $1,613,443  $ 11,892  $  5,651  $48,334,227
                                       ===========  ========  ========  ======  ==========  ========  ========  ===========

    The accompanying notes are an integral part of the financial statements.

                               STANDARD PRODUCTS

                INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN


                         NOTES TO FINANCIAL STATEMENTS






(1)  SUMMARY OF PLAN

      General

        The Standard Products Individual Retirement and Investment Trust (the
          Plan) is a defined contribution plan covering all Company (the Company) and its wholly-owned subsidiaries Oliver Rubber Company, Holm Industries, Inc., "5" Rubber Corporation, and Westborn Warehouse, Inc. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

      Administration

        The Plan is administered by the Standard Products Individual
          Retirement and Investment Trust Plan Committee. The Plan has a trust agreement with the Vanguard Fiduciary Trust Company to act as trustee and recordkeeper of the Plan's assets.

      Contributions

        In the 1996 Plan year participants could contribute up to 10 percent of their pretax compensation. Effective October 1, 1996, participants can contribute up to 15 percent of their pretax compensation. The Company contributes 75 percent of the first 2 percent and 25 percent of the next 3 percent (up to 5 percent) of base compensation that the participant contributes to the Plan. All employer matching contributions shall be invested in the Company Common Stock Fund.

        The Company may make a special employer contribution on behalf of each eligible non-union hourly employee, whether or not they are depositing participants. For the Plan years ended June 30, 1997 and 1996, respectively, the special employer contributions were $258,774 and $272,698.

      Participant Accounts

        Each participant's account is credited with the participant's contributions, their allocation of the Company's contributions and the earnings of their investment funds.

      Vesting

        The participants are immediately vested in both their contributions and the Company's contributions plus actual earnings thereon.

                               STANDARD PRODUCTS

                INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN


                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)





      Investment Options

        Upon enrollment in the Plan, a participant may direct employee contributions in 10 percent increments to any of six investment options.

          Company Common Stock Fund - This fund invests in common stock of The Standard Products Company.

          Equity Fund - This fund invests in the Vanguard Windsor II Fund which consists of investments in a diversified group of out-of-favor stocks of large-capitalization companies.

          Index Fund - This fund invests in the Vanguard Index Trust-500 Portfolio which consists of investments in all of the 500 stocks that make up the Standard & Poor's 500 Composite Stock Price Index.

          Short Term Investment Fund - This fund invests in the Vanguard Money Market Reserves-Prime Portfolio which consists of investments in short-term, high-quality money market instruments.

          Balanced Fund - This fund invests in the Vanguard STAR Fund which consists of investments in nine Vanguard funds: six stock funds, two bond funds, and one money market fund.

          Investment Contract Fund - This fund invests in the Vanguard Retirement Savings Trust which consists of investment contracts backed by financial institutions or by high-quality bonds and bond mutual funds owned by the Trust. Prior to April 30, 1997, this fund was known as the Vanguard Investment Contract Trust.

        Some investments are held in a Payroll Stock Ownership Plan
          (PAYSOP) which consists of employer contributions in the form of the Company common stock or cash. Contributions are no longer made to the PAYSOP by the Company due to changes in tax legislation.

      Participant Notes Receivable

        Participants may borrow the lesser of 100 percent of their participant elected contributions account or 50 percent of the vested value of their entire account. In no event should the maximum loan exceed $50,000. The interest rate is established based on the prime rate. Interest rates as of June 30, 1997 range from 8.25 percent to 8.50 percent. The loan repayment schedule can be no longer than 54 months. Principal and interest is paid ratably through payroll deductions.

      Payment of Benefits

       In the event of retirement, death, termination, permanent disability or other separation from service, participants shall be entitled to receive an amount equal to the value of the vested interest in their accounts. Payment of benefits may be taken in a lump sum cash distribution or in various annuity options.

                               STANDARD PRODUCTS

                INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN


                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


      Termination of the Plan

        Although it has not expressed any intent to do so, the Company has the right, under the Plan, to terminate the Plan subject to the provisions of ERISA.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Accounting

        The accompanying financial statements are prepared on the accrual basis of accounting.

      Investments

        The accompanying statements of net assets available for plan benefits reflect the Plan's investments at their fair market values as of June 30, 1997 and 1996. Net change in realized and unrealized appreciation and depreciation of investments is reflected as an adjustment of the Plan's equity balance in the accompanying statement of changes in net assets available for plan benefits. A summary of the Plan's investments at June 30, 1997, is presented in
          Schedule I.

        Purchases and sales of securities are recorded on a trade-date basis.
          Interest income is recognized when earned. Dividends are recorded on the ex-dividend date.

      Administrative Expenses

        All costs and expenses incurred in administering the Plan are charged to the Plan, unless otherwise paid by the Company.

      Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Reclassifications

        Certain amounts in the 1996 presentation have been reclassified to conform to the 1997 presentation.

                               STANDARD PRODUCTS

                INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN


                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)




(3)  FEDERAL INCOME TAXES

      The Internal Revenue Service has determined and informed the Company by a letter dated February 7, 1997, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

(4)  RELATED-PARTY TRANSACTIONS

      Certain Plan investments are shares of mutual funds managed by the trustee. There have been no known prohibited transactions with a party-in-interest.

(5)  RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

      The following is a reconciliation of net assets available for benefits according to the financial statements to Form 5500:



                                                          June 30,
                                                 --------------------------
                                                      1997          1996
                                                      ----          ----
Net assets available for benefits per the
  financial statements                            $48,334,227   $39,146,265
Amounts allocated to withdrawing participants         393,028             -
                                                  -----------   -----------
Net assets available for benefits per Form 5500   $47,941,199   $39,146,265
                                                  ===========   ===========

      The following is a reconciliation of benefits paid to participants according to the financial statements to Form 5500:



                                                      Year Ended
                                                     June 30, 1997
                                                     -------------
Benefits paid to participants per the financial
  statements                                            $4,510,109
Add- Amounts allocated to withdrawing participants
  at June 30, 1997                                         393,028
Less- Amounts allocated to withdrawing participants
  at June 30, 1996                                               -
                                                        ----------
Benefits paid to participants per Form 5500             $4,903,137



      Amounts allocated to withdrawing participants are recorded on Form 5500 for benefit claims that have been processed and approved for payment prior to June 30 but not yet paid as of that date.

                               STANDARD PRODUCTS

                INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN

                         EIN:  34-0549970 - PLAN:  011

           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                              AS OF JUNE 30, 1997





Shares/
Par Value                    Description                     Cost         Market
---------                    -----------                     ----         ------
1,184,273  *The Standard Products Company Common Share Fund  $13,957,385  $16,094,269
   25,277  *PAYSOP Fund                                          213,089      345,288
  427,818  *Vanguard Windsor II                                8,178,772   11,794,948
   14,135  *Vanguard Index Trust-500 Portfolio                 1,041,445    1,169,358
4,897,171  *Vanguard Money Market Reserves-Prime Portfolio     4,897,171    4,897,171
  416,386  *Vanguard STAR Fund                                 5,854,637    7,215,964
4,239,526  *Vanguard Retirement Savings Trust                  4,239,526    4,239,526
           Participant Loans, interest rates ranging from
      N/A  8.25% to 8.50%                                      1,641,376    1,641,376
                                                             -----------  -----------
                Total                                        $40,023,401  $47,397,900
                                                             ===========  ===========

                        *Represents a party-in-interest

         The accompanying notes are an integral part of this schedule.

                                                                     SCHEDULE II









                               STANDARD PRODUCTS

                INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN

                         EIN:  34-0549970 - PLAN:  011

                 Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                        FOR THE YEAR ENDED JUNE 30, 1997





During the year ended June 30, 1997, the Plan had the following "reportable transactions", as defined, involving an amount in excess of 5% of the net assets available for plan benefits at the beginning of the year, July 1, 1996:





                                                      Purchases
                              ----------------------------------------------------------
                                                                              Current
                                                                             Value on
                              Number of      Shares/        Historical      Transaction
Description                   Transactions   Par Value         Cost             Date
-----------                   ------------   ---------      ----------      -------------
*The Standard Products
Company Common Share Fund         51          260,833       $3,313,421       $3,313,421
*Vanguard Windsor II              94          137,926        3,361,108        3,361,108
*Vanguard Money Market
Reserves-Prime Portfolio         131        1,517,384        1,517,384        1,517,384
*Vanguard STAR Fund               59          121,868        1,986,792        1,986,792
*Vanguard Retirement
Savings Trust                    110        3,120,252        3,120,252        3,120,252


                                                                      Sales
                                ----------------------------------------------------------------------------------
                                                                                          Current
                                                                                          Value on
                                  Number of     Shares/                   Historical    Transaction
Description                     Transactions  Par Value     Proceeds         Cost           Date          Gain
-----------                     ------------  ---------     --------      ----------     ----------    -----------
*The Standard Products
Company Common Share Fund            142         210,558    $2,739,618    $2,460,734    $2,739,618      $278,884
*Vanguard Windsor II                 144         104,479     2,535,585     2,015,308     2,535,585       520,277
*Vanguard Money Market
Reserves-Prime Portfolio             142       1,396,494     1,396,494     1,396,494     1,396,494             -
*Vanguard STAR Fund                  139          79,145     1,290,892     1,107,758     1,290,892       183,134
*Vanguard Retirement
Savings Trust                        139       1,355,023     1,355,023     1,355,023     1,355,023             -




                        *Represents a party-in-interest

         The accompanying notes are an integral part of this schedule.

                                                                    SCHEDULE III





                               STANDARD PRODUCTS

                INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN

                         EIN:  34-0549970 - PLAN:  011

                 Item 27e - SCHEDULE OF NON-EXEMPT TRANSACTIONS

                        FOR THE YEAR ENDED JUNE 30, 1997







                                                                                               Number of
                                     Relationship                                                Units
Identity of Party Involved           to the Plan             Description of Asset              Purchased         Cost
--------------------------           -----------         -----------------------------        -----------     ----------
The Standard Products Company        Plan Sponsor         The Standard Products Company          260,833        $3,313,421
                                                          Common Share Fund
The Standard Products Company        Plan Sponsor         The Standard Products PAYSOP              786             9,824
                                                          Fund
                                                                                               Current
                                       Number of                           Realized          Market Value
Identity of Party Involved             Units Sold         Proceeds           Gain           of Assets Held
--------------------------             ----------        ----------        --------        ----------------
The Standard Products Company             210,558        $2,739,618        $278,884           $16,094,269

The Standard Products Company               2,988            39,496          14,468               345,288





         The accompanying notes are an integral part of this schedule.